Exhibit 99.B(d)(2)

Schedule B
 to the

Investment Advisory Agreement
 dated June 14, 1996
as amended June 30, 2003, December 10, 2003, September 16, 2004, October 28, 2005, December 7, 2006, December 10, 2007, December 3, 2008, September 17, 2009, December 9, 2009, September 14, 2010, June 21, 2011, December 6, 2011, March 26, 2012, December 10, 2013, June 25, 2014, December 9, 2014, September 15, 2015 and December 6, 2016

between

SEI Institutional Investments Trust

and

SEI Investments Management Corporation

(formerly, SEI Financial Management Corporation)

This Schedule B supersedes Schedule A to the Investment Advisory Agreement between SEI Institutional Investments Trust and SEI Financial Management Corporation (now SEI Investments Management Corporation) dated June 14, 1996.

Pursuant to Article 4, the Trust shall pay the Adviser compensation at an annual rate as follows:

Large Cap Fund	0.40%
Large Cap Diversified Alpha Fund	0.40%
Large Cap Index Fund	0.17%
Small Cap Fund	0.65%
Emerging Markets Equity Fund	1.05%
Emerging Markets Debt Fund	0.85%
Core Fixed Income Fund	0.30%
High Yield Bond Fund	0.4875%
Large Cap Disciplined Equity Fund	0.40%
Small/Mid Cap Equity Fund	0.65%
Long Duration Fund	0.30%
Global Equity Fund	0.60%
World Equity Ex-US Fund	0.55%
Real Return Fund	0.22%
U.S. Managed Volatility Fund	0.65%
Opportunistic Income Fund (f/k/a Enhanced LIBOR Opportunities Fund)	0.45%
Screened World Equity Ex-US Fund	0.65%
Strategic U.S. Large Cap Equity Fund	0.40%
Dynamic Asset Allocation Fund	0.60%
Ultra Short Duration Bond Fund	0.15%
Extended Market Index Fund	0.12%
Multi-Asset Real Return Fund	0.55%
Small Cap II Fund	0.65%
Long Duration Credit Fund	0.30%
S&P 500 Index Fund	0.03%
Limited Duration Bond Fund	0.25%
Intermediate Duration Credit Fund	0.25%
Global Managed Volatility Fund	0.65%
World Select Equity Fund	0.55%

SEI Institutional Investments Trust	SEI Investments Management Corporation

By:	By:
/s/ Stephen G. MacRae	/s/ William T. Lawrence

Name:	Name:

Stephen G. MacRae	William T. Lawrence

Title:	Title:

Vice President	Vice President